                                 FIRST RESTATED

                            MASTER DISTRIBUTION PLAN

                                (CLASS C SHARES)

            (EFFECTIVE AUGUST 18, 2003, AND AS SUBSEQUENTLY AMENDED)

     SECTION 1. Each registered investment company, as described in Schedule A to this plan (each individually referred to as "Fund", or collectively, "Funds"), severally, on behalf of each of its series of common stock or of beneficial interest, as the case may be, set forth in Schedule A to this plan (each, a "Portfolio"), may act as a distributor of the Class C Shares of such Portfolio (the "Shares") of which such Fund is the issuer, pursuant to Rule12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this First Restated Master Distribution Plan (the "Plan").

     SECTION 2. The Fund may incur expenses pursuant to this Plan on behalf of a Portfolio at the applicable annual rate set forth on Schedule A under "Maximum Aggregate Fee" of the average daily net assets of the Portfolio attributable to the Shares. Such expenses shall be subject to any applicable limitations imposed from time to time by the applicable rules of NASD Inc. ("NASD").

     SECTION 3. The Fund may expend amounts under this Plan to finance distribution-related services for the Shares of each Portfolio. Distribution-related services shall mean any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, organizing and conducting sales seminars, implementing advertising programs, engaging finders and paying finders fees, printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders, preparing and distributing advertising material and sales literature, making supplemental payments to dealers and other institutions as asset-based sales charges, and administering this Plan.

     The Fund has selected A I M Distributors, Inc. ("Distributors") to provide distribution-related services on behalf of and for the Shares of each Portfolio. Distributors may provide such distribution-related services either directly or through third parties.

     SECTION 4. The Fund may also expend amounts under this Plan to finance payments of service fees under arrangements for personal continuing shareholder services. Personal continuing shareholder services may include, but shall not be limited to, the following: (I) distributing sales literature to customers; (ii) answering routine customer inquiries concerning the Fund and the Shares; (iii) assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several retirement plans offered in connection with the purchase of Shares; (iv) assisting customers in the establishment and maintenance of customer accounts and records, and in the placement of purchase and redemption transactions; (v) assisting customers in investing dividends and capital gains distributions automatically in Shares; and
(vi) providing such other information and services as the Fund or the customer may reasonably request.

     Distributors may implement these arrangements either directly or through third parties.

     SECTION 5. All amounts expended pursuant to this Plan shall be paid to Distributors pursuant to the related agreement to this Plan attached hereto as Exhibit A and are the legal obligation of the Fund and not of Distributors. The maximum service fee payable by the Fund on behalf of a Portfolio for personal continuing shareholder services shall be twenty-five one-hundredths of one percent (0.25%), or such lower rate for the Portfolio as is specified on Schedule A, per annum of the average daily net assets of the Portfolio attributable to the Shares owned by the customers of entity providing such shareholder services.

     No provision of this Plan shall be interpreted to prohibit any payments by the Fund with respect to the Shares of a Portfolio during periods when the Fund has suspended or otherwise limited sales of such Shares.

     SECTION 6. Distributors shall provide to the Fund's Board of Directors/Trustees ("Board of Trustees") and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

     SECTION 7. This Plan and any agreement related to this Plan shall become effective immediately, with respect to any Portfolio, upon the receipt by the applicable Fund of both (a) the affirmative vote of a majority of the Board of Trustees of the Fund, and (b) the affirmative vote of a majority of those Directors\Trustees ("Trustees") of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

     SECTION 8. Any material amendments to this Plan must be approved, with respect to any Portfolio, by both (a) the affirmative vote of a majority of the Board of Trustees of the applicable Fund, and (b) the affirmative vote of a majority of the Dis-interested Trustees, cast in person at a meeting called for the purpose of voting on the amendment. In addition, this Plan may not be amended with respect to the Shares of any Portfolio to increase materially the amount to be spent for distribution provided for in Section 2 hereof unless such amendment is approved by a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Shares of such Portfolio.

     SECTION 9. Unless sooner terminated pursuant to Section 10, this Plan and any related agreement shall continue in effect for the Shares of each Portfolio until June 30, 2007 and thereafter each shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 7.

     SECTION 10. This Plan may be terminated with respect to the Shares of any Portfolio at any time by vote of a majority of the Dis-interested Trustees of the applicable Fund, or by vote of a majority of the outstanding Shares of such Portfolio. If this Plan is terminated with respect to a Portfolio, the obligation of the Fund to make payments pursuant to this Plan with respect to such Portfolio will also cease and the Fund will not be required to make any payments with respect to such Portfolio beyond the termination date.

     SECTION 11. Any agreement related to this Plan shall be made in writing, and shall provide:

               (a) that such agreement may be terminated at any time, with respect to the Shares of any Portfolio, without payment of any penalty, by vote of a majority of the Dis-interested Trustees of the applicable Fund or by a vote of the outstanding Shares of such Portfolio, on not more than sixty (60) days' written notice to any other party to the agreement; and

               (b) that such agreement shall terminate automatically in the event of its assignment.

     SECTION 12. This Plan restates the plan of distribution in effect immediately prior to September 20, 2006 (the "Prior Plan") for each Portfolio listed on Schedule A which had adopted the Prior Plan, insofar as such Prior Plan pertains to Class C Shares of the Portfolio.

                                   SCHEDULE A
                                       TO
                                 FIRST RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS C SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class C Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class C Shares of each Portfolio to the average daily net assets of the Class C Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class C Shares of the Portfolio.

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM COUNSELOR SERIES TRUST         CHARGE     FEE        FEE
--------------------------        -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Advantage Health Sciences
   Fund                            0.75%     0.25%      1.00%
AIM Floating Rate Fund             0.50%     0.25%      0.75%
AIM Multi-Sector Fund              0.75%     0.25%      1.00%
AIM Structured Core Fund           0.75%     0.25%      1.00%
AIM Structured Growth Fund         0.75%     0.25%      1.00%
AIM Structured Value Fund          0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM EQUITY FUNDS                   CHARGE     FEE        FEE
----------------                  -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Capital Development Fund       0.75%     0.25%      1.00%
AIM Charter Fund                   0.75%     0.25%      1.00%
AIM Constellation Fund             0.75%     0.25%      1.00%
AIM Diversified Dividend Fund      0.75%     0.25%      1.00%
AIM Large Cap Basic Value Fund     0.75%     0.25%      1.00%
AIM Large Cap Growth Fund          0.75%     0.25%      1.00%
AIM Select Basic Value Fund        0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM FUNDS GROUP                    CHARGE     FEE        FEE
---------------                   -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Basic Balanced Fund            0.75%     0.25%      1.00%
AIM European Small Company Fund    0.75%     0.25%      1.00%
AIM Global Value Fund              0.75%     0.25%      1.00%
AIM International Small Company
   Fund                            0.75%     0.25%      1.00%
AIM Mid Cap Basic Value Fund       0.75%     0.25%      1.00%
AIM Select Equity Fund             0.75%     0.25%      1.00%
AIM Small Cap Equity Fund          0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM GROWTH SERIES                  CHARGE     FEE        FEE
-----------------                 -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Basic Value Fund               0.75%     0.25%      1.00%
AIM Conservative Allocation
   Fund                            0.75%     0.25%      1.00%
AIM Global Equity Fund             0.75%     0.25%      1.00%
AIM Growth Allocation Fund         0.75%     0.25%      1.00%
AIM Income Allocation Fund         0.75%     0.25%      1.00%
AIM International Allocation
   Fund                            0.75%     0.25%      1.00%
AIM Mid Cap Core Equity Fund       0.75%     0.25%      1.00%
AIM Moderate Allocation Fund       0.75%     0.25%      1.00%
AIM Moderate Growth Allocation
   Fund                            0.75%     0.25%      1.00%
AIM Moderately Conservative
   Allocation Fund                 0.75%     0.25%      1.00%
AIM Small Cap Growth Fund          0.75%     0.25%      1.00%

                                  MINIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM INTERNATIONAL MUTUAL FUNDS     CHARGE     FEE        FEE
------------------------------    -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Asia Pacific Growth Fund       0.75%     0.25%      1.00%
AIM European Growth Fund           0.75%     0.25%      1.00%
AIM Global Aggressive Growth
   Fund                            0.75%     0.25%      1.00%
AIM Global Growth Fund             0.75%     0.25%      1.00%
AIM International Core Equity
   Fund                            0.75%     0.25%      1.00%
AIM International Growth Fund      0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM INVESTMENT FUNDS               CHARGE     FEE        FEE
--------------------              -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM China Fund                     0.75%     0.25%      1.00%
AIM Developing Markets Fund        0.75%     0.25%      1.00%
AIM Enhanced Short Bond Fund       0.75%     0.25%      1.00%
AIM Global Health Care Fund        0.75%     0.25%      1.00%
AIM International Bond Fund        0.75%     0.25%      1.00%
AIM Japan Fund                     0.75%     0.25%      1.00%
AIM Trimark Endeavor Fund          0.75%     0.25%      1.00%
AIM Trimark Fund                   0.75%     0.25%      1.00%
AIM Trimark Small Companies
   Fund                            0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM INVESTMENT SECURITIES FUNDS    CHARGE     FEE        FEE
-------------------------------   -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Global Real Estate Fund        0.75%     0.25%      1.00%
AIM High Yield Fund                0.75%     0.25%      1.00%
AIM Income Fund                    0.75%     0.25%      1.00%
AIM Intermediate Government
   Fund                            0.75%     0.25%      1.00%
AIM Money Market Fund              0.75%     0.25%      1.00%
AIM Municipal Bond Fund            0.75%     0.25%      1.00%
AIM Real Estate Fund               0.75%     0.25%      1.00%
AIM Short Term Bond Fund           0.75%     0.25%      1.00%
AIM Total Return Bond Fund         0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM SECTOR FUNDS                   CHARGE     FEE        FEE
----------------                  -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Energy Fund                    0.75%     0.25%      1.00%
AIM Financial Services Fund        0.75%     0.25%      1.00%
AIM Gold & Precious Metals Fund    0.75%     0.25%      1.00%
AIM Leisure Fund                   0.75%     0.25%      1.00%
AIM Technology Fund                0.75%     0.25%      1.00%
AIM Utilities Fund                 0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM SPECIAL OPPORTUNITIES FUNDS    CHARGE     FEE        FEE
-------------------------------   -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Opportunities I Fund           0.75%     0.25%      1.00%
AIM Opportunities II Fund          0.75%     0.25%      1.00%
AIM Opportunities III Fund         0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM STOCK FUNDS                    CHARGE     FEE        FEE
---------------                   -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM Dynamics Fund                  0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM SUMMIT FUND                    CHARGE     FEE        FEE
---------------                   -------   -------   ---------
Class C Shares                     0.75%     0.25%      1.00%

                                  MAXIMUM
                                   ASSET
                                   BASED    MAXIMUM    MAXIMUM
                                   SALES    SERVICE   AGGREGATE
AIM TAX-EXEMPT FUNDS               CHARGE     FEE        FEE
--------------------              -------   -------   ---------
PORTFOLIO - CLASS C SHARES
AIM High Income Municipal Fund     0.75%     0.25%      1.00%

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).